Exhibit 99.01

MUI Annual Meeting October 15, 2007

This material includes forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements include projected earnings, cash flows, capital expenditures and other statements and are identified in this document by the words “anticipate,” “estimate,” “expect,” “projected,” “objective,” “outlook,” “possible,” “potential” and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including the availability of credit, actions of rating agencies and their impact on capital expenditures; business conditions in the energy industry; competitive factors; unusual weather; effects of geopolitical events, including war and acts of terrorism; changes in federal or state legislation; regulation; costs and other effects of legal administrative proceedings, settlements, investigations and claims including litigation related to company-owned life insurance (COLI); actions of accounting regulatory bodies; the higher degree of risk associated with Xcel Energy’s nonregulated businesses compared with Xcel Energy’s regulated business; and other risk factors listed from time to time by Xcel Energy in reports filed with the SEC, including Exhibit 99.01 to Xcel Energy’s report on Form 10-K for year 2006. Safe Harbor

Attractive Total Return Sustainable 5% – 7% earnings per share growth Dividend yield 4.2% Dividend growth of 2% – 4% per year Value Proposition Low risk, fully regulated and integrated utility Constructive regulatory environment with enhanced recovery of major capital projects Pipeline of investment opportunities Environmental leader, well-positioned for changing rules ~ ~

Profile NSP- Wisconsin 7% of net income NSP- Minnesota 47% of net income SPS 8% of net income PSCo 38% of net income 2006 EPS $1.30 continuing operations 2007 Dividend $0.92 per share annualized Traditional Regulation Operate in 8 States Combination Utility: Electric 85% of net income Gas 15% of net income Customers: 3.3 million electric 1.8 million gas 5th largest combination electric and gas utility (based on customers)

Coal 35 8,182 Natural Gas 58 4,987 Nuclear 3 1,668 Hydro 83 508 Oil 24 460 RDF 6 67 Wind 37 27 Total 15,899 2006 Owned Generating Facilities Unit Type Units MW Xcel Energy Supply Sources Nuclear 12% Coal ** 52% Gas & Oil 27% * Includes purchases ** Low-sulfur western coal Renewables9% 2006 Energy Supply Mix*

Source: National Renewable Energy Laboratory Xcel Energy and Wind Potential Wind Density High Low Xcel Energy States Served

Projected Wind Generation MW 1,300 2,800 6,000 2006 2007 2020

Environmental Leadership Number 1 utility wind provider — 1,300 MW on-line — 2,800 MW projected by year-end 2007 Over 2,000 MW of conservation and DSM achieved One of the largest U.S. solar photovoltaic projects Evaluating an IGCC with sequestration Reducing emissions and increasing efficiency at power plants — MERP — Comanche — Sherco Upgrade Project Planning life extension and capacity increases at nuclear plants Member of Dow Jones Sustainability Index

Capital Expenditure Forecast $Millions Denotes enhanced recovery process 2007 2008 2009 2010 2011 Base & Other Cap Ex $ 955 $ 950 $ 950 $1,000 $ 965 MERP 275 170 35 10 0 Comanche 3 345 275 55 15 0 MN Wind Transmission 150 20 50 15 0 CapX 2020 5 20 110 240 180 Sherco Upgrade 10 65 200 245 165 Wind Generation 50 155 0 0 0 BART Projects 0 5 40 65 40 Nuclear Fuel 90 160 145 105 165 Capacity & Life Ext 20 80 115 155 185 Total $1,900 $1,900 $1,700 $1,850 $1,700

Incremental Investment Opportunities Capital expenditure forecast is being updated and should be completed in third quarter Forecast is expected to increase: Additional wind generation Additional transmission Potential needs from resource plans Incremental investment will drive future EPS growth

Delivering on EPS Growth Objective $1.15 $1.30 $1.30 - $1.40 2005 Actual 2006 Actual 2007 Guidance Guidance Range Utility Operations $1.45 – $1.55 Holding Company & Other (0.15) Continuing Operations $1.30 – $1.40* Disc Ops $(0.10) – $(0.08) Total Xcel Energy $1.20 – $1.32 13% >7% 2007 Continuing Operations EPS Guidance * Xcel Energy is positioned to deliver 2007 earnings from continuing operations at the high-end or potentially exceeding guidance range

Delivering on Dividend Growth Objective Annualized dividend per share 2004-2007 CAGR = 3.5% $0.92 $0.89 $0.86 $0.83 $0.75 2003 2004 2005 2006 2007

Attractive Total Return Sustainable 5% – 7% earnings per share growth Dividend yield 4.2% Dividend growth of 2% – 4% per year Value Proposition Low risk, fully regulated and integrated utility Constructive regulatory environment with enhanced recovery of major capital projects Pipeline of investment opportunities Environmental leader, well-positioned for changing rules ~ ~